Exhibit 10.20

Execution Copy

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (“Amendment”), dated as of August 31, 2022, is made and entered into on the terms and conditions hereinafter set forth, by and among MASTERCRAFT BOAT HOLDINGS, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the several banks and other financial institutions or entities from time to time party to the Credit Agreement (as defined below) as Lenders, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, in its capacities as a Lender, issuer of letters of credit and administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement.  Capitalized terms used and not otherwise defined in this amendment shall have the meaning assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of June 28, 2021 among the Borrower, the other Loan Parties thereto, the Administrative Agent, and each Lender from time to time party thereto (as heretofore amended, modified, supplemented or altered, the “Existing Credit Agreement” and as the same may be amended, restated, supplemented, altered or otherwise modified from time to time, including this Amendment, the “Credit Agreement”), the Lenders agreed to make Loans as more specifically described in the Credit Agreement; and

WHEREAS, the Loan Parties have requested that the Lenders modify the terms of the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to the Existing Credit Agreement. Effective as of the date first above written, and subject to the satisfaction of the conditions to effectiveness set forth herein, the Existing Credit Agreement (but, except as otherwise expressly set forth in the conformed Credit Agreement attached as Annex I hereto, not the Schedules and Exhibits attached thereto) is hereby amended in its entirety to be in the form of Annex I attached hereto.

2.Consent and Waivers by the Administrative Agent and the Lenders related to Nautic Star.

(a)	The Loan Parties desire to sell the assets of Nautic Star, LLC and NS Transport,

LLC in one or more transactions (each a “Nautic Star Asset Sale” collectively, the “Nautic Star Asset Sales”). The Loan Parties have acknowledged that the Nautic Star Asset Sales are restricted pursuant to Sections 6.03(a), 6.05 and 6.14(b) of the Credit Agreement and have requested that the Administrative Agent and the Lenders waive such provisions and consent to the Nautic Star Asset Sales.

(b)Subject to and upon the terms and conditions of this Amendment, the Administrative Agent and the Lenders hereby consent to each Nautic Star Asset Sale occurring and consummated on or before December 31, 2022 (which date may be extended in writing by the Administrative Agent in its sole discretion) and waive the restrictions under Sections 6.03(a),

6.05 and 6.14(b) of the Credit Agreement applicable thereto, and shall release the Collateral pledged by Nautic Star, LLC and NS Transport, LLC under the Loan Documents that is sold in such Nautic Star Asset Sale subject to and conditioned upon the following as to each such Nautic Star Asset Sale: (i) both before and after giving effect to such Nautic Star Asset Sale, each of the representations and warranties in the Loan Documents is true and correct (except any such representation or warranty which relates to a specified prior date) and no Default or Event of Default exists, will exist, or would result therefrom and (ii) if such Nautic Star Asset Sale occurs on or after the date that is fifteen (15) days after the date of this Amendment and the total consideration for such Nautic Star Asset Sale exceeds $1,000,000, not less than ten (10) days prior to such Nautic Star Asset Sale, the Borrower shall have provided to the Administrative Agent notice and a summary of such Nautic Star Asset Sale (to include a description of the assets to be sold, the buyer, the purchase price and total consideration) and such other business and financial information reasonably requested by the Administrative Agent. Each Nautic Star Asset Sale that is permitted under this Section and for which the conditions under this Section are satisfied shall be deemed and qualify as a “permitted disposition” under the definition of EBITDA in Section 1.01 of the Credit Agreement and as a “Disposition outside the ordinary course of business permitted by Section 6.05” for purposes of Section 1.06 of the Credit Agreement, the aggregate amount of all non-recurring fees, costs, and expenses incurred in connection with all Nautic Star Asset Sales shall not exceed $5,000,000.

(c)Furthermore, subject to and upon the terms and conditions of this Amendment, if Nautic Star, LLC sells all of its assets in accordance with the terms hereof, the Administrative Agent and the Lenders hereby consent to the dissolution and/or termination of Nautic Star, LLC and NS Transport, LLC, waive the restrictions under Sections 5.03 and 6.03(a) of the Credit Agreement applicable thereto and consent to the release of Nautic Star, LLC and NS Transport, LLC from their obligations under the Loan Documents and the release of all of the Collateral pledged by Nautic Star, LLC and NS Transport, LLC under the Loan Documents (which releases shall be in writing and in form and substance acceptable to the Administrative Agent), all of the foregoing being subject to and conditioned upon the following: (i) both before and after giving effect to such dissolution, termination or release, each of the representations and warranties in the Loan Documents is true and correct (except any such representation or warranty which relates to a specified prior date) and no Default or Event of Default exists, will exist, or would result therefrom and (ii) not less than ten (10) days prior to such dissolution or termination, the Borrower shall have provided to the Administrative Agent notice thereof and such other business and financial information reasonably requested by the Administrative Agent

(d)The foregoing consents and waivers shall not constitute a consent to or waiver of any other provisions of the Credit Agreement, no hinder, restrict or otherwise modify the Administrative Agent’s or the Lenders’ rights and remedies following the occurrence of any Default or Event of Default under the Credit Agreement or any other Loan Documents. Except as otherwise expressed herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and the Administrative Agent and the Lenders hereby reserve the right to require strict compliance in the future with all terms and conditions of the Credit Agreement and the other Loan Documents.

(e)Without limiting the foregoing or any other requirement or provision in the Loan Documents, the Loan Parties hereby acknowledge that they shall comply with Section 2.11(c) under the Credit Agreement as to each Nautic Star Asset Sale.

3.Conditions to Effectiveness.This Amendment shall be effective only upon the satisfaction of the following conditions:

(a)the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Lenders constituting the Required Lenders, as well as signatures of each Loan Party;

(b)each of the representations and warranties of the Loan Parties contained in this Amendment shall be true and correct in all material respects as of the date as of which all of the other conditions contained in this Section shall have been satisfied (except to the extent that such representations and warranties relate solely to an earlier date); and

(c)the Administrative Agent shall have received such documents, instruments, certificates, opinions and approvals as it reasonably may have requested.

4.Organization, Good Standing, Requisite Power and Authorization, Enforceability. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has all requisite power, authority and legal right to execute and deliver, on behalf of such Loan Party, this Amendment, any other Loan Documents and other instruments and documents to be executed and delivered by such Loan Party pursuant to this Amendment, to perform and observe the provisions thereof and to carry out the transactions contemplated thereby. All actions on the part of each Loan Party that are required for the execution and delivery of this Amendment and the other Loan Documents and the performance and observance of the provisions thereof by such Loan Party have been duly authorized and effectively taken.

5.Representations and Warranties. The Loan Parties each represent and warrant that, except for representations and warranties made as of a particular date, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, and that no Default or Event of Default exists and is continuing under the Credit Agreement or any other documents executed in connection herewith.

6.Effect of Amendment; Continuing Effectiveness of Credit Agreement and Loan Documents.

(a)Neither this Amendment nor any other indulgences or waivers provided herein that may have been granted to any Loan Party by the Administrative Agent or any Lender shall constitute a course of dealing or otherwise obligate the Administrative Agent or any Lender to modify, expand or extend the agreements contained herein, to agree to any other amendments to the Credit Agreement or to grant any consent to, waiver of or indulgence with respect to any other noncompliance with any provision of the Loan Documents.

(b)This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. Subject to any grace or cure periods in the Credit Agreement or herein, any material noncompliance by any Loan Party with any of the covenants, terms, conditions or provisions of this Amendment shall constitute an Event of Default. Except to the extent amended hereby, the Credit Agreement, the other Loan Documents and all terms, conditions and provisions thereof shall continue in full force and effect in all respects and each Loan Party hereby expressly reaffirms and ratifies its continuing obligations under the Credit Agreement and the other Loan Documents.

7.Release and Waiver. Each Loan Party hereby acknowledges and stipulates that it has no claims or causes of action of any kind whatsoever against the Administrative Agent, any Lender, and their respective affiliates, officers, directors, employees or agents. Each Loan Party represents that it is entering into this Amendment freely, and with the advice of counsel as to its legal alternatives. Each

Loan Party hereby releases the Administrative Agent, the Lenders, and their respective affiliates, officers, directors, employees and agents, from any and all claims, causes of action, demands and liabilities of any kind whatsoever whether direct or indirect, fixed or contingent, liquidated or unliquidated, disputed or undisputed, known or unknown, which any Loan Party have relating in any way to any event, circumstance, action or failure to act to the date of this Amendment. The release by the Loan Parties herein, together with the other terms and provisions of this Amendment, are executed by each Loan Party advisedly and without coercion or duress from the Administrative Agent or any Lender, such Loan Party having determined that the execution of this Amendment, and all its terms and provisions are in the Loan Parties' economic best interest.

8.Counterparts. This Amendment may be executed in multiple counterparts or copies, each of which shall be deemed an original hereof for all purposes. One or more counterparts or copies of this Amendment may be executed by one or more of the parties hereto, and some different counterparts or copies executed by one or more of the other parties. Each counterpart or copy hereof executed by any party hereto shall be binding upon the party executing same even though other parties may execute one or more different counterparts or copies, and all counterparts or copies hereof so executed shall constitute but one and the same agreement. Each party hereto, by execution of one or more counterparts or copies hereof, expressly authorizes and directs any other party hereto to detach the signature pages and any corresponding acknowledgment, attestation, witness or similar pages relating thereto from any such counterpart or copy hereof executed by the authorizing party and affix same to one or more other identical counterparts or copies hereof so that upon execution of multiple counterparts or copies hereof by all parties hereto, there shall be one or more counterparts or copies hereof to which is(are) attached signature pages containing signatures of all parties hereto and any corresponding acknowledgment, attestation, witness or similar pages relating thereto.

[Remainder of Page Intentionally Left Blank. Signatures pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MASTERCRAFT BOAT HOLDINGS INC. By/s/ Timothy M. Oxley Timothy M. Oxley Chief Financial Officer, Treasurer & Secretary
MASTERCRAFT BOAT COMPANY, LLC By/s/ Timothy M. Oxley Timothy M. Oxley Chief Financial Officer, Treasurer & Secretary
MASTERCRAFT SERVICES, LLC By/s/ Timothy M. Oxley Timothy M. Oxley Chief Financial Officer, Treasurer & Secretary
MASTERCRAFT INTERNATIONAL SALES ADMINISTRATION, INC. By/s/ Timothy M. Oxley Timothy M. Oxley Chief Financial Officer, Treasurer & Secretary

NAUTIC STAR, LLC By/s/ Timothy M. Oxley Timothy M. Oxley Chief Financial Officer, Treasurer & Secretary
NS TRANSPORT, LLC By/s/ Timothy M. Oxley Timothy M. Oxley Chief Financial Officer, Treasurer & Secretary
CREST MARINE LLC By/s/ Timothy M. Oxley Timothy M. Oxley Chief Financial Officer, Treasurer & Secretary
AVIARA BOATS, LLC By/s/ Timothy M. Oxley Timothy M. Oxley Chief Financial Officer, Treasurer & Secretary

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent, Swingline Lender and Issuing Bank By/s/ Brandon Abney Brandon Abney Authorized Officer

FIFTH THIRD BANK By/s/ Jerry C. Greene Jerry C. Green SVP

BMO HARRIS BANK, N.A. By/s/ Chris Spillane Chris Spillane Director

PINNACLE BANK By/s/ Michael Kohl Michael Kohl Financial Advisor

UNITED COMMUNITY BANK By/s/ Jeff Wilson Jeff Wilson VP